Exhibit 99.1

NMI Holdings, Inc. Prices $425 Million Senior Unsecured Notes Offering and

Enters Into New $250 Million Unsecured Revolving Credit Facility

EMERYVILLE, Calif., May 7, 2024 — NMI Holdings, Inc. (Nasdaq: NMIH) (the “Company”) announced today that it has priced its public offering (the “Offering”) of $425 million aggregate principal amount of senior unsecured notes (the “Notes”). The Offering is expected to close on May 21, 2024, subject to customary closing conditions.

The Notes will pay interest semiannually at a rate of 6.0% per year and will mature on August 15, 2029. The Company intends to use net proceeds of the Offering to redeem its existing $400 million of 7.375% senior secured notes due June 2025, with the balance to be used for general corporate purposes.

RBC Capital Markets, LLC, Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc. and Truist Securities, Inc. are acting as joint book-running managers and Huntington Securities, Inc. and U.S. Bancorp Investments, Inc. are acting as co-managers for the Offering.

The Company also announced that it has entered into a new $250 million five-year unsecured revolving credit facility with commitments from a syndicate of banks led by RBC Capital Markets, Bank of Montreal, Citibank, N.A. and Truist Bank, and additional commitments from Goldman Sachs Bank USA, Huntington National Bank and U.S. Bank National Association. The revolver is undrawn and the credit agreement governing the revolving facility was filed with the Securities and Exchange Commission as an exhibit to the Company’s Form 10-Q for the period ended March 31, 2024 and includes certain customary covenants and conditions.

The Notes are being offered for sale pursuant to a shelf registration statement on Form S-3 (Registration No. 333-279160), filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 7, 2024, which includes a prospectus for the offering to which this press release relates, and a related prospectus supplement, filed with the SEC on May 7, 2024. Before making an investment, potential investors should first read the prospectus supplement and accompanying prospectus, the registration statement and the other documents that the Company has filed or will file with the SEC for more complete information about the Company and the Offering. A copy of the prospectus supplement and the accompanying base prospectus for the Offering has been filed with the SEC and is available for free on the SEC’s website: www.sec.gov. Alternatively, copies may be obtained from RBC Capital Markets, LLC toll-free at 1-866-375-6829, Goldman Sachs & Co. LLC toll-free at 1-866-471-2526, BMO Capital Markets Corp. toll-free at 1-866-864-7760, Citigroup Global Markets Inc. toll-free at 1-800-831-9146, or Truist Securities, Inc. toll-free at 1-800-685-4786.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any security of the Company, nor will there be any sale of any such security in any jurisdiction in which such offer, sale or solicitation would be unlawful. The Offering may be made only by means of a prospectus supplement and accompanying base prospectus filed with the SEC.

About NMI Holdings, Inc.

NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower’s default.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements that are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and rely on a number of assumptions concerning future events and involve certain important risks and uncertainties, any of which could cause our actual results to differ materially from those expressed in our forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding the use of proceeds from the Offering. More information about the risks, uncertainties and assumptions affecting NMIH include, but are not necessarily limited to, the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K and in other filings made with the U.S. Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of future events or circumstances.

Investor Contact

John M. Swenson

Vice President, Investor Relations and Treasury

john.swenson@nationalmi.com

(510) 788-8417